UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
    _______________________________
Form 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019
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Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On March 18, 2019, Euronet Worldwide, Inc. (the "Company"), completed the previously announced private placement of $525.0 million in aggregate principal amount of its 0.75% Convertible Senior Notes due 2049 (the "Notes"). The Notes were offered and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").
The Notes were issued pursuant to an indenture, dated as of March 18, 2019 (the "Indenture"), by and between the Company and U.S. Bank National Association, as trustee (the "Trustee"). Under the Indenture, the Notes will bear interest at a rate of 0.75% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2019. Beginning with the six-month interest period commencing on March 15, 2025, the Company will pay contingent interest on the Notes during any six-month interest period if the trading price per $1,000 principal amount of the Notes for each of the five trading days immediately preceding the first day of such interest period equals or exceeds $1,200. Any contingent interest payable on the Notes will be in addition to the regular interest payable on the Notes. The Notes will mature on March 15, 2049, unless previously repurchased, redeemed or converted.
Holders may surrender their Notes for conversion at any time prior to the close of business on the business day immediately preceding the maturity date only if one or more of the following conditions is satisfied: (i) during any calendar quarter commencing after the calendar quarter ending on June 30, 2019 (and only during such calendar quarter), if the closing sale price of the Company's common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs is more than 130% of the applicable conversion price of the Notes on each such trading day; (ii) during the five consecutive business day period following any ten consecutive trading day period in which the trading price for the Notes for each such trading day was less than 98% of the product of the closing sale price of the Company's common stock on each such trading day and the applicable conversion rate on each such trading day; (iii) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the business day prior to the redemption date; (iv) upon the occurrence of specified corporate events; or (v) during either the period beginning on, and including, December 15, 2024 and ending at the close of business on the business day immediately preceding March 20, 2025 or the period beginning on, and including, December 15, 2048 and ending at the close of business on the business day immediately preceding the maturity date. The Company will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of the Company's common stock or a combination thereof at the Company's election.
The initial conversion rate will be 5.2987 shares of the Company's common stock for each $1,000 principal amount of Notes, which represents an initial conversion price of approximately $188.73 per share of the Company's common stock. The conversion rate will be subject to adjustment for certain events described in the Indenture, but will not be adjusted for accrued interest. In addition, following certain corporate events that occur prior to March 20, 2025, the Company will increase the conversion rate for a holder that elects to convert its Notes in connection with such a corporate event.
The Company may not redeem the Notes prior to September 20, 2022. The Company may redeem for cash all or any portion of the Notes, at its option, (i) on or after September 20, 2022 if the closing sale price of the Company's common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption and (ii) on or after March 20, 2025 and prior to the maturity date, regardless of the foregoing sale price condition, in each case at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.
Holders have the right to require the Company to repurchase for cash all or part of their Notes on each of March 15, 2025, March 15, 2029, March 15, 2034, March 15, 2039 and March 15, 2044 at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant repurchase date. In addition, if a fundamental change, as defined in the Indenture, occurs prior to the maturity date, holders may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The Notes are the Company's senior unsecured obligations and will rank senior in right of payment to any of the Company's indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company's unsecured indebtedness that is not so subordinated, including the Company's unsecured revolving credit facility; effectively junior in right of payment to any of the Company's secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of the Company's subsidiaries

(including their trade payables and their obligations, if any, as borrowers under and/or guarantors of the Company's unsecured revolving credit facility).
The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable.
The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture and the Form of Note included therein, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01, which is incorporated herein by reference.
Item 3.02    Unregistered Sales of Equity Securities.
See Item 1.01, which is incorporated herein by reference.
Item 8.01    Other Events.
The Company estimates that the net proceeds from the private placement of the Notes will be approximately $512.2 million, after deducting the initial purchasers' discount and estimated expenses. The Company expects to use approximately $94.5 million of the net proceeds from the private placement to fund the repurchase of $49.0 million aggregate principal amount of the Company's outstanding 1.50% Convertible Senior Notes due 2044 (the "Existing Convertible Notes") from a limited number of holders in privately negotiated transactions. The Company expects to apply the remainder of the net proceeds for general corporate purposes, which may include redeeming the remaining Existing Convertible Notes, repaying borrowings outstanding under the Company's unsecured revolving credit facility, share repurchases or acquisitions.
On March 18, 2019, the Company provided a notice of redemption to the trustee of the indenture governing the Existing Convertible Notes (the "Existing Indenture"), pursuant to which the Company will redeem all of the remaining outstanding principal amount of the Existing Convertible Notes on May 28, 2019 (the "Redemption Date"). The redemption price of the Existing Convertible Notes to be redeemed is cash equal to 100% of the principal amount of the Existing Convertible Notes redeemed plus accrued and unpaid interest, if any, to, but excluding the Redemption Date. Holders of the Existing Convertible Notes may surrender their notes for conversion into shares of the Company's common stock at any time prior to the close of business on the business day immediately preceding the Redemption Date. As of March 18, 2019, the conversion rate was 13.8534 shares of the Company's common stock for each $1,000 principal amount of the Existing Convertible Notes.
In accordance with the Existing Indenture, the Company also provided notice of its election to settle its conversion obligation through a combination of cash and stock equal to the sum of the Daily Settlement Amounts (as defined in the Existing Indenture) for each of the 40 consecutive trading days during the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding May 28, 2019. The Company will pay cash equal to $1,000 for each $1,000 principal amount of the Existing Convertible Notes and the remainder of the conversion obligation by issuing shares of the Company's common stock.

The Company may also exchange for cash and/or shares of the Company's common stock or repurchase the Existing Convertible Notes prior to the Redemption Date.
On March 18, 2019, the Company issued a press release announcing the redemption of the Existing Convertible Notes, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
4.1	Indenture, dated March 18, 2019, between the Company and U.S. Bank National Association, as trustee
4.2	Form of 0.75% Convertible Senior Note due 2049 (included as Exhibit A to Exhibit 4.1 above)
99.1	Press release dated March 18, 2019 issued by Euronet Worldwide, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President & General Counsel
Date: March 18, 2019